608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V – PPI)

Passport Potash and Hopi Tribe Enter Into Joint Exploration Agreement

Vancouver, B.C. - November 13, 2012. Passport Potash, Inc. (“Passport” or the “Company”) (PPI: TSX.V, OTCQX:PPRTF) is pleased to announce that it has entered into a Joint Exploration Agreement (the “Agreement”) with the Hopi Tribe (“Hopi” or “Tribe”) to explore for potash on the Hopi private land sections which are checker-boarded with Passport’s southern landholdings. The Agreement is a definitive agreement that was contemplated by the letter of intent (“LOI”) that the parties entered into six weeks ago.

The aggressive two-phase drilling campaign, which will be carried out by Passport, was designed by ERCOSPLAN and will help to better define the potash resource potential on the contiguous sections in the DoBell ranch area of the Holbrook Basin. The first phase of the program, which includes 8 drill sites and will cover a 25,000 acre swath of the contiguous land, should be completed by February 2013. The second phase of drilling, which will be designed by ERCOSPLAN guided by the findings from phase one, will include up to 10 additional drill sites. The findings from the proposed drilling program will be used in the Preliminary Economic Assessment commissioned by Passport.

“We are excited to begin this exploration program with the Hopi Tribe,” commented Joshua Bleak, Passport’s President and CEO. “We are confident that the positive results from this program will lead to further development of this world class project.”

Passport would also like to congratulate Passport Board member Matt Salmon on being elected as the representative from Arizona’s 5th Congressional District to the United States House of Representatives.

About Passport Potash, Inc.

Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 121,000 acres. Passport has entered into a joint exploration agreement with the Hopi Tribe to work toward developing over 13,000 acres of contiguous privately held Hopi land.

On behalf of the Board of Directors of Passport Potash Inc.
Joshua Bleak, President

Forward-Looking Statement

This news release includes certain statements that may be deemed "forward-looking statements". Forward-looking information includes, but is not limited to: statements with respect to the effect and estimated timeline of the drilling and assay results on the Company; the estimation of mineral reserves and mineral resources; the timing and amount of estimated future exploration; costs of exploration; capital expenditures; success of exploration activities; permitting time lines and permitting ; government regulation of mining operations; potential future expansion of the PFNP; environmental risks; unanticipated reclamation expenses; and title disputes or claims. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". All statements in this release, other than statements of historical facts, including the likelihood of commercial mining and possible future financings are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include: unsuccessful exploration results; changes in metals prices; changes in the availability of funding for mineral exploration; unanticipated changes in key management personnel and general economic conditions. Mining is an inherently risky business. Accordingly the actual events may differ materially from those projected in the forward-looking statements. For more information on the Company and the risks and challenges of its business, investors should review the Company's annual filings that are available at www.sedar.com.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Corporate Communication

Peter J. Kletas
866-999-6251-Toll Free
peter@passportpotash.com
and/or
Clive Mostert
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com